EXHIBIT 77Q1(e)

                             SUB-ADVISORY AGREEMENT
                                     BETWEEN
                           ACTIVA ASSET MANAGEMENT LLC
                                       AND
                            BLACKROCK ADVISORS, INC.

     AGREEMENT effective the 31st day of January 2005 between ACTIVA ASSET MANAGEMENT LLC, a Michigan LLC having its principal place of business in Grand Rapids, Michigan (hereinafter called "AAM"), and BlackRock Advisors, Inc. (hereinafter called "Sub-adviser"), having its principal place of business in Wilmington, Delaware;

     WHEREAS, AAM is the investment adviser to Activa Growth Fund (the "Fund"), a series of Activa Fund Trust (the "Trust"), a Delaware business trust, an investment company registered under the Investment Company Act of 1940, as amended (hereinafter called "1940 Act"),; and

     WHEREAS, AAM wishes to retain Sub-adviser to furnish the Fund with investment advice and Sub-adviser is willing to furnish such services to AAM.

                                   WITNESSETH:

     In consideration of the mutual covenants hereinafter contained, it is hereby agreed by the parties hereto as follows:

     1. AAM hereby employs Sub-adviser to furnish investment advice and manage on a regular basis the investment portfolio of the Fund, subject always to the direction of AAM, the Board of Trustees of the Trust (the "Trustees"), and to the provisions of the Fund's current Prospectus and Statement of Additional Information, copies of which have been provided to Sub-adviser. Sub-adviser shall provide administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the management of the Fund's portfolio of investments (excluding determination of net asset value and shareholder accounting services). Sub-adviser shall advise and assist AAM and the officers of the Trust in taking such steps as are necessary or appropriate to carry out the decisions of the Trustees, in regard to the foregoing matters and the supervision of the Fund's investment portfolio.

     Sub-adviser will, from time to time, discuss with AAM and the Fund economic and investment developments which may affect the Fund's portfolio and furnish such

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information as Sub-adviser may believe appropriate for this purpose. Sub-adviser will maintain such statistical and analytical information with respect to the Fund's portfolio securities as Sub-adviser may believe appropriate and shall make such material available for inspection by AAM as may be reasonable from time to time.

     Except when otherwise specifically directed by the Trust or AAM, Sub-adviser will make investment decisions on behalf of the Fund and place all orders for the purchase or sale of portfolio securities for the Fund's account. Sub-adviser agrees that upon request from time to time one of its representatives will attend as mutually agreed upon meetings of the Trustees or beneficial shareholders of the Trust in order to make reports on investment strategy and results. Sub-adviser accepts such employment and agrees at its own expense to render the services and to assume the obligations herein set forth for the compensation herein provided. Sub-adviser shall, for all purposes herein provided, be deemed to be an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent AAM, the Trust, or the Fund in any way or otherwise be deemed an agent of AAM or the Trust. Sub-adviser and its affiliates shall be free to render similar services or other services to others. Likewise, AAM shall be free to utilize other persons to perform similar or unrelated services.

     2. For the services to be rendered by Sub-adviser, as provided herein, AAM shall pay to Sub-adviser a fee, payable quarterly, at the annual rate of .50 of 1% of the average of the daily aggregate net asset value of the Fund on the first $25,000,000 of assets; .45 of 1% on the next $25,000,000; and .40 of 1% on assets in excess of $50,000,000. The Fund's assets shall be determined as of the close of each business day throughout the quarter. For the month and year in which the agreement becomes effective or terminates, there shall be an appropriate proration on the basis of the number of days that the agreement is in effect during the month and year, respectively.

     3. Sub-adviser shall not be liable for any error of judgment or of law, or for any loss suffered by the Trust or the Fund in connection with the matters to which this agreement relates, except loss resulting from willful misfeasance, bad faith or gross negligence on the part of Sub-adviser in the performance of its obligations and duties, or by reason of its reckless disregard of its obligations and duties under this agreement. Sub-adviser shall not be liable for any action undertaken at AAM's direction.

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     4. In compliance with the requirements of Rule 31a-3 under the 1940 Act,
Sub-adviser hereby agrees that all records which it maintains for the Trust, as specifically agreed upon by Sub-adviser and AAM, are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. Sub-adviser further agrees to preserve such records for the periods prescribed by Rule 31a-2 under the 1940 Act and to make such records available as requested by regulatory agencies for inspection.

     5. This agreement shall become effective upon execution and shall remain in force for two years, unless sooner terminated as hereinafter provided and shall continue in force from year to year thereafter, but only so long as such continuance is specifically approved, at least annually, by a majority of the Trustees, including a majority of the Trustees who are not parties to the agreement or interested persons of any such party (other than as Trustees of the Trust) or by a vote of a majority of the Trust's outstanding shares, but in either case by the disinterested Trustees, in the manner required by the 1940 Act.

     This agreement may be terminated by AAM or by Sub-adviser at any time without the payment of any penalty on sixty (60) day's written notice to the other party, and may also be terminated at any time without payment of any penalty by vote of the Trustees or by vote of the holders of a majority of the outstanding shares of the Fund on sixty (60) days' written notice to the other parties hereto.

     Termination of this agreement shall not affect the right of Sub-adviser to receive payments on any unpaid balance of the compensation described in Section 2 earned prior to such termination.

     If any provision of this agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder shall not be thereby affected.

     This agreement shall automatically terminate in the event of its assignment. The term "assignment" for this purpose has the meaning defined in
Section 2(a)4 of the 1940 Act.

     6. Neither the Trust nor AAM shall, without the prior written consent of the Sub-adviser, make representations regarding or reference to the Sub-adviser or any affiliates in any disclosure document, advertisement, sales literature or other promotional materials.

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     7. A copy of the Agreement and Declaration of Trust of the Fund is on file with the Secretary of State of The Commonwealth of Delaware and notice is hereby given that this instrument is executed on behalf of the Trustees of the Fund as Trustees and not individually and that the obligations of or arising out of this instrument are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and property of the Fund.

     8. Any notice under this agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other parties at such address as such other parties may designate for the receipt of such notices.

     IN WITNESS WHEREOF, AAM and Sub-adviser have caused this agreement to be signed, as of the day and year first above written.

                                ACTIVA ASSET MANAGEMENT LLC

                                By: /s/ Allan D. Engel
                                        --------------------------------
                                        Allan D. Engel
                                        President

                                        BLACKROCK ADVISORS, INC.



                                By: /s/ Ralph L. Schlosstein
                                        --------------------------------
                                        Ralph L. Schlosstein
                                        President

     This Agreement is hereby accepted and approved as of this day and year first above written.

                                ACTIVA MUTUAL FUND TRUST


                                By: /s/ Allan D. Engel
                                        --------------------------------
                                        Allan D. Engel
                                        President

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